Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of LiqTech International, Inc.

We hereby consent to the use in this Registration Statement on Form S-3 for LiqTech International, Inc., of our report dated March 25, 2014 , relating to the December 31, 2013 and 2012 financial statements of LiqTech A/S, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Gregory & Associates, LLC

GREGORY & ASSOCIATES, LLC

Salt Lake City, Utah

June 13, 2014